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                                                                   EXHIBIT 99.B


                         FIRST NATIONAL BANK OF MANATEE
                            5817 Manatee Avenue West
                           Bradenton, Florida  34209

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

                                _________, 1998

TO THE SHAREHOLDERS OF FIRST NATIONAL BANK OF MANATEE:

     You are hereby notified that a special meeting of the shareholders of First National Bank of Manatee (the "Bank") will be held on _________, 1998 at ___ p.m. (local time), at _______________________ Bradenton, Florida 34209, for
the purpose of considering and acting upon the following:

1. To consider and vote upon the formation of a holding company by the adoption of a Consolidation Agreement (the "Agreement") which provides for the consolidation of Manatee Interim Bank, N.A., a subsidiary of First National Bancshares, Inc., a Florida corporation (the "Company") with and into the Bank under the name and charter of First National Bank of Manatee with shareholders of the Bank receiving two (2) shares of Company stock for each share of Bank stock held by them.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The Board of Directors has fixed ___________, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                        By order of the Board of Directors



                                        Glen W. Fausset, President

     The affirmative vote of the holders of two-thirds (2/3) of the outstanding common stock of First National Bank of Manatee is required for approval of the Agreement. Directors of the Bank beneficially owned _____ shares, or ___ percent of the outstanding common stock of the Bank as of __________, 1998.

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR EXECUTED PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE SPECIAL MEETING OF SHAREHOLDERS BY NOTIFYING THE CHAIRMAN OF THE MEETING OR THE SECRETARY OF THE BANK AT, OR PRIOR TO THE MEETING, OF YOUR INTENTION. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.